SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                             Act of 1934

Filed by the Registrant            X

Filed by a Party other than the Registrant

Check the appropriate box:

X    Preliminary Proxy Statement
     Definitive Proxy Statement
     Definitive Additional Materials
     Soliciting Material Pursuant to  240.14a-11(c) or  240.14a-12

     CROWN ENERGY CORPORATION
     (Name of Registrant as Specified In Its Charter)

     (same)
     (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

     No fee required.

X    Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
and 0-11.

     1) Title of each class of securities to which transaction applies: n/a

     2) Aggregate number of securities to which transaction applies: n/a

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1 n/a

     4)   Proposed maximum aggregate value of transaction:  $500,000

     5)   Total fee paid: $100.00

          __________________

1Set forth the amount on which the filing fee is calculated and state how it was determined.

     Fee paid previously with preliminary materials.

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)                       Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                      CROWN ENERGY CORPORATION

 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

 October 21, 1997


TO THE SHAREHOLDERS OF CROWN ENERGY CORPORATION:

 The 1997 Annual Meeting of Shareholders of Crown Energy
Corporation, a Utah corporation, will be held on Tuesday, October
21, 1997, at 2:30 p.m., Mountain Standard Time, in Salon I of the
Doubletree Hotel, 255 South West Temple, Salt Lake City, Utah, for the following purposes:

     1. To elect a Board of Directors, comprised of four persons, to serve until the next Annual Meeting of Shareholders or until their respective successors shall be duly elected or appointed.

     2. To approve the appointment of Pritchett, Siler and Hardy as the independent accountants for Crown Energy Corporation for the 1997 fiscal year.

     3. To approve the Crown Energy Corporation 1997 Long-Term
     Incentive Compensation Plan.

     4. To approve the transfer of the Company's oil sands reserves and related technology to a Joint Venture with MCNIC Pipeline & Processing Company.

 Only shareholders of record at the close of business on September 5, 1997, the "Record Date," are entitled to notice of, and to vote at, the Meeting. In accordance with Utah law, a list of the Company's Shareholders entitled to vote at the 1997 Annual Meeting will be available for examination at the offices of the Company, 215 South State Street, Suite 550, Salt Lake City, Utah 84111, for ten business days prior to the Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m., and during the Annual Meeting.

 All shareholders are cordially invited to attend the Meeting in person.

 Whether or not you expect to attend, please immediately sign and complete the enclosed Proxy Designation and Instruction Card ("Proxy") and return it in the envelope provided so that your shares may be represented at the Annual Meeting. No postage is required if a proxy is mailed in the United States. If a majority of outstanding shares are not present at the Meeting either in person or by proxy, the Meeting must be adjourned without conducting business, and additional expense will be incurred to resolicit the Shareholders for a new Meeting date.

           By Order of the Board of Directors

Date:  October   , 1997       Richard S. Rawdin, Secretary

                     CROWN ENERGY CORPORATION
                     215 South State, Suite 550
                     Salt Lake City, Utah  84111



                           PROXY STATEMENT
                                 FOR
                   ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD OCTOBER 21, 1997



                         GENERAL INFORMATION

 This Proxy Statement is furnished to shareholders of Crown Energy Corporation, a Utah corporation (the "Company"), in connection with the solicitation by the Company of Proxies, in the enclosed form, for use at the 1997 Annual Meeting of Shareholders of the Company (the "Meeting") to be held on Tuesday, October 21, 1997, at 2:30 p.m., Mountain Standard Time, in Salon I of the Doubletree Hotel, 255 South West Temple, Salt Lake City, Utah. The purposes of the Meeting are set forth in the accompanying Notice of Annual Meeting of Shareholders.

 A Proxy Designation and Instruction Card ("Proxy" "or Proxy Card") for your use in connection with the Annual Meeting is enclosed. You are requested to sign and date the Proxy Card and to return it in the envelope provided.

Voting Securities

 The Board of Directors has fixed the close of business on September 5, 1997 as the Record Date for determination of Shareholders entitled to notice of and to vote at the 1997 Annual Meeting (the "Record Date"). As of the Record Date, there were issued and outstanding 11,572,141 shares of Common Stock. The holders of record of the shares of the Company's Common Stock on the Record Date entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting.

Proxies

 Shares of Common Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed Proxies will be voted in accordance with the instructions indicated on such Proxies. If no instructions are indicated, such shares will be voted FOR all of the proposals listed on the Notice of Annual Meeting, including the election of each of the Director nominees described herein; and, in the discretion of the designated Proxy holders, as to any other matters which may properly come before the Annual Meeting.

 Any Shareholder signing and delivering a Proxy has the power to revoke it at any time before the vote at the Annual Meeting (a) by notifying the Secretary of the Company in writing prior to 2:30p.m. M.S.T. on October 21, 1997, (b) by signing and dating a later Proxy and submitting the new Proxy in time to be counted for the Annual Meeting, or (c) by attending the Annual Meeting and voting contrary to the submitted Proxy at the time votes are requested. Any written notice revoking a Proxy should be sent to Crown Energy Corporation, 215 South State, Suite 550, Salt Lake City, Utah 84111, Attention:
Richard S. Rawdin, Secretary.

 If a Shareholder wishes to designate someone other than the designated persons named on the Proxy Card as his authorized agent to vote at the 1997 Annual Meeting, you may do so by crossing out the names of all of the designated persons printed on the Proxy Card and by writing in the name of another person or persons (not more than 2) to act as agent for the Shareholder in voting his shares. Such a special designation signed by the Shareholder(s) must be presented at the Annual Meeting by the person or persons you have designated on the Proxy Card.

 The cost of preparing, assembling and mailing this Proxy Statement and related materials will be borne by the Company. The solicitation of Proxies by the Directors is being made by mail, and may also be made by agents of the Company, in person, by telephone, or by mail. No additional compensation will be given to employees or Directors for such solicitation. Custodians of securities held for Shareholders of record (for example, banks, brokers, etc.) may be paid their reasonable out-of-pocket expenses incurred in forwarding Proxy Cards and this Proxy Statement to Shareholders.

 This Proxy Statement and the enclosed form of Proxy are being mailed to Shareholders beginning on October 3, 1997. Mailed together with this Proxy Statement is a copy of the Company's Annual Report to Shareholders for the year ended December 31, 1996.
Shareholders who do not receive a copy of the 1996 Annual Report with this Proxy Statement, or who desire extra copies, should contact the Company at (801) 537-5610.

Votes Required For Action to be Taken at the 1997 Annual Meeting

 A majority of the share votes entitled to be cast at the Annual Meeting (legal ownership of outstanding shares as of the Record
Date) must be present in person or by Proxy for a quorum to exist at the Annual Meeting. Abstentions and broker non-votes are counted "present" for determining the presence or absence of a quorum for the transaction of business.

 In the election of Directors, the four (4) nominees receiving the highest number of votes cast in their favor will be elected as the Board of Directors of the Company for the 1997-98 period until the 1998 Annual Shareholders' Meeting. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of Directors.

 As to proposal Numbers 2 and 3 for shareholder action at the Annual Meeting, a majority of the shares present at the Annual Meeting, once a quorum is established, must be voted in favor of the proposal for it to be adopted as the action of the Shareholders.
Accordingly, abstentions and broker non-votes will have the effect of a NO vote, and thus could affect the outcome.

 A majority of the shares entitled to vote on Proposal 4 will be required to approve such matter. In other words, of the 11,572,141 shares of Common Stock outstanding and entitled to vote as of the Record Date, at least 5,786,071 shares must be voted in favor of Proposal 4 for it to pass as the action of the Shareholders. Accordingly, abstentions and broker non-votes will have the effect of a NO vote, and thus could affect the outcome.

 Holders of shares of Common Stock are entitled to one vote at the Annual Meeting for each share held of record at the Record Date.

            LAST YEAR'S (August 30, 1996) ANNUAL MEETING

 The 1996 Annual Meeting of the Shareholders was held on August 30, 1996 in Salt Lake City, Utah. There were 6,645,949 shares of Common Stock represented at the 1996 Annual Meeting in person or by proxy, which shares constituted a legal quorum. Each of the nominees to the Board of Directors presented to the 1996 Annual Meeting was voted upon separately, and each was elected by the affirmative vote of more than 97% of the shares present and voting.

                      MANAGEMENT OF THE COMPANY

Board of Directors

 The business of the Company is managed under the direction of its Board of Directors. The Board has responsibility for establishing broad corporate policies, for the overall performance of the Company and for the election and compensation of officers of the Company. The Executive Officers of the Company are in charge of the day to day affairs of the Company.

 The Board of Directors meets regularly during the year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when one or more important matters requires Board action between scheduled meetings.

 As disclosed to the Company, the Board of Directors as presently constituted beneficially own as a group 5,311,103 shares, or approximately 39.7% of the Company's outstanding Common Stock as of the Record Date, including 1,794,444 option shares exercisable within 60 days of the Record Date but which were unexercised as of the Record Date.

 The Board of Directors held three (3) meetings during 1996.  All
Directors attended all of the Board.

 As presently constituted, the Board of Directors has no functioning committees taking any of the responsibilities of the Board.

Executive Officers

 Set forth on Table 1, below, are the names, ages, primary areas of responsibility, and economic and beneficial stock ownership (as of December 31, 1996) of the Company's Executive Officers. Executive Officers serve at the pleasure of the Board of Directors, although as disclosed later in this Proxy Statement, all of the Executive Officers also are currently and proposed to continue as Directors of the Company.

                               Table 1

           Executive Officers of Crown Energy Corporation

James A. Middleton, 61, is Chief Executive Officer of the Company and Chairman of the Board of Directors. At the Record Date, Mr. Middleton was the beneficial owner of 355,000 shares of Common Stock, including 300,000 option shares exercisable within 60 days, but not yet exercised.

Jay Mealey, 41, is President and Chief Operating Officer of the Company, and is Director or the Company. At the Record Date, Mr. Mealey beneficially owned 2,200199 shares of Common Stock, including 548,148 option shares exercisable within 60 days, but not yet exercised. Also includes 110,000 shares gifted to Glenn Mealey, as custodian for Mealey's children, Cameron and Andrew Mealey. Mr. Mealey expressly disclaims beneficial ownership of the foregoing gifted shares.

Richard S. Rawdin, 39, is Vice President and Chief Financial and Accounting Officer of the Company. At the Record Date, Mr. Rawdin beneficially owned 594,308 shares of Common Stock, including 398,148 option shares exercisable within 60 days, but not yet exercised.

 Based on their disclosed share holdings at the Record Date, all of the Company's Executive Officers as a group (three (3) persons, beneficially owned a total of 3,149,507 shares, or approximately 24.65%, of the Company's Common Stock (including 960,000 shares subject to unexercised options exercisable within 60 days), all percentages calculated as of the Record Date.

                     COMPENSATION OF MANAGEMENT

Director Compensation

 The Company does not compensate its Directors for service in that capacity. Those Directors who are also Executive Officers are paid compensation for that service. Directors who are not Executive Officers serve without compensation, other than reimbursement of expenses, but may be hired by the Company as professional advisors and paid in that capacity.

Summary of Compensation to Certain Executive Officers

 Set out in Table 2, below, is a Summary Compensation Table showing the various elements of compensation earned during 1996 and during the previous two years by the Company's Chief Executive Officer. No Executive Officer was compensated at $100,000 or more during any of the prior three years. The information on other Executive Officers was calculated for each year was determined for this purpose on the same basis as for the Chief Executive Officer):

                          Table 2

                     Summary Compensation Table

                          Annual             Long-Term
                     Compensation           Compensation
                                               Awards
    Name and        Year  Salary Bonus1  Restricted  Options/ All Other
Principal Position          ($)    ($)    Stock       SARs2  Compensation
                                          Award(s)     (#)       ($)
                                            ($)
______________________________________________________________________
James A.            1996   -0-    -0-       -0-      300,000     -0-
Middleton,          1995   -0-    -0-       -0-           -0-    -0-
Chairman and        1994   -0-    -0-       -0-           -0-    -0-
Chief Executive
Officer of the
Company

_____________________________________________________________________


1Bonuses  are  listed  in  the  year earned  and  normally  accrued,
although  such  bonuses  may be paid in the following  year.   Stock
bonuses are valued at the market value on the date of receipt.

2The Company has never issued SARs.



Stock Options and Similar Awards To Management.

    Table 3 provides information concerning the stock options and similar awards provided to the Executive Officers listed in Table 2 during 1996. There were no option exercises by these listed Executive Officers during 1996.

                              Table 3
      Option Grants To Certain Executive Officers During 1996

        Individual  Grants

                        % of Total
          Options/SARS Options/SARS Exercise               Potential
            Granted    Granted to   or Base  Expiration    Realizable
 Name       (#)1     All Employees  Price      Date          Value3
                     n Fiscal Year  ($Sh)2                 5%      10%
_________________________________________________________________________
James A.    300,000       100%     $0.66     01/29/00   $54,000  $120,000
Middleton                                              $120,000
__________________________________________________________________________
   1 The Company has never issued SARs.

   2 The 1996 Options were awarded by the Board of Directors on February 2, 1996. The exercise price is [the "last sale" price quotation for the Company's common stock on the last business day prior to the date of grant.]

Certain Relationships and Related Transactions

 During the year ended December 31, 1996, the Company executed promissory notes payable to Mr. Thomas W. Bachtell, Esq., a Director of the Company, for loans to the Company including accrued interest and salary payable in the amount of $63,051 and bearing interest at the rate of 9% per annum replacing prior promissory notes. The foregoing notes mature on July 1, 1998 (or earlier upon the Company's receipt of at least $2,000,000 as a result of any offering of its securities).

 The Company also executed a promissory note payable to Mr. Jay Mealey, President, Chief Operating Officer, Treasurer and a Director of the Company for amounts loaned to the Company in the amount of $58,196 and bearing interest at a rate of 9% per annum replacing a prior promissory note. The foregoing note matures on July 1, 1998 (or earlier upon the Company's receipt of at least $2,000,000 as a result of an offering of its securities).

Other Transactions

 During 1996, the Company incurred approximately $43,917 in legal fees to Pruitt, Gushee & Bachtell, a law firm of which Mr. Thomas
W. Bachtell, a Director of the Company, is a shareholder and director.

                       PRINCIPAL SHAREHOLDERS

 The Messrs. Mealey and Bachtell are the only persons known to the Company to be the beneficial owner (within the meaning of applicable governmental regulations) of five percent (5%) or more of any class of the Company's voting securities as of the Record Date. Mr. Mealey's share ownership is set out under the heading "EXECUTIVE OFFICERS OF THE COMPANY," above. At the Record Date, Mr. Bachtell's beneficial share ownership consisted of 2,013,448 shares, including 400,000 option shares exercisable within 60 days, but not yet exercised, and 5,000 shares held as trustee of the Nielson Family Trust - their addresses are set out under the heading "ELECTION OF DIRECTORS," below.:

                  PROPOSALS FOR SHAREHOLDER ACTION

Item No. 1:  Election of Directors

 A board of four directors is to be elected at the Meeting, to hold office until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. Unless otherwise instructed, the proxy holders will vote all Proxies received by them FOR the election of the four nominees named below, who are the nominees of the current Board of Directors, all of whom are shareholders of the Company. Nominations for election as a Director also will be accepted from the floor by any Shareholder at the 1997 Annual Meeting. While no formal procedure exists with respect to nominations for Director outside of the Annual Meeting, Shareholders are free to write to the President of the Company with any suggestions concerning nominations to the Board of Directors.

 Individuals receiving the most votes will be elected. All nominees are present members of the Board of Directors. All duly signed and delivered proxies will be voted FOR the election of ALL of the nominees listed below in the absence of contrary direction. The Directors know of no reason why any nominee listed below may be unable to serve as a Director. If any nominee is unable to serve, the shares present at the 1997 Annual Meeting through proxies will be voted FOR the election of such other person(s) as the Board of Directors may nominate at the Annual Meeting, or the current Directors may conclude to reduce the number of Directors to be elected.

 All of the nominees were elected to their present term of office by a vote of the Shareholders at the 1996 Annual Meeting.

Nominees

 There is set forth below as to each of the four (4) Board nominees for election as a Director of the Company, his/her age, the year he/she first became a Director of the Company, his/her principal occupation, his/her business experience during the past five years, other material officerships or directorships in other companies held at this time. The beneficial stock ownership of the nominees in the Company's common stock as of the Record Date is set out under the heading "EXECUTIVE OFFICERS OF THE COMPANY," above.

 James A. Middleton, 61, is Chairman and Chief Executive Officer of the Company. Previously Mr. Middleton was President of ARDCO Oil and Gas Company as well as Executive Vice President and a member of the Board of Directors of Atlantic Richfield Company. He remains on the Board of Directors of ARDCO Chemical Company and is Executive Vice President - Emeritus of ARDCO. Mr. Middleton also serves on the Board of Directors of Texas Utilities Company as well as many community and civic organizations. Mr. Middleton joined the Board of Directors of Monterey Resources, Inc. in July, 1997.

 Jay Mealey, 41, has been the President, Treasurer and a Director of the Company since 1991. Mr. Mealey has been actively involved in the oil and gas exploration and production business since 1978. Prior to employment with the Company, he was Vice President of Ambra Oil and Gas Company and worked for Belco Petroleum Corporation and Conoco, Inc. in their exploration divisions. Mr. Mealey is responsible for managing the day to day operations of the Company. He is a full-time employee and it is anticipated that he will devote one hundred percent of his time to the Company.

 Richard S. Rawdin, 39, is Vice President and the Chief Financial and Accounting Officer of the Company. Prior to joining the Company in 1991, he was Controller and Vice President of Finance for Kerry Petroleum Company, Inc. where he was responsible for directing the financial and accounting affairs of the Company, its two subsidiaries and six partnerships. Prior to that, he was a Senior Consultant with Deloitte and Touche. Mr. Rawdin is a full-time employee of the Company and it is anticipated that he will devote one-hundred percent of his time to the Company.

 Thomas W. Bachtell, 46, is a practicing natural resources attorney and President of the law firm of Pruitt, Gushee &
Bachtell. Mr. Bachtell's law practice focuses on advising and assisting oil, gas and mineral companies in their exploration and development activities in the Rocky Mountain States.

   The Board of Directors Recommends a Vote FOR all four nominees.

Item No. 2: Approval of the Board's Selection of Auditors

 At the Annual Meeting, the Shareholders will be asked to approve the Board's selection of Pritchett, Siler and Hardy as the independent public accountants to audit the financial statements of the Company for the 1997 fiscal year. Pritchett, Siler and Hardy has audited the financial statements of the Company for the last seven fiscal years. The Company does not anticipate that any representatives of Pritchett, Siler & Hardy will be present at the Meeting.

  Unless a contrary choice is specified, Proxies received by the Company pursuant to this solicitation will be voted FOR the appointment of Pritchett, Siler and Hardy as the independent public accountants of the Company for the 1997 fiscal year.

 The Board of Directors Recommends a Vote FOR the appointment of Pritchett, Siler and Hardy as the independent public accountants of the Company for the 1997 fiscal year.

Item No. 3:  Approval of the Crown Energy Corporation  Long  Term
          Equity-Based Incentive Plan

  The Board of Directors has adopted the Crown Energy Corporation Long-Term Equity-Based Incentive Plan ("Plan"), subject to approval by the Shareholders at the Annual Meeting. (A copy of the Plan is attached to this Proxy Statement as Appendix "A". The information in the following summary statement is limited in its scope. Please refer to the Plan itself for a fuller explanation of its terms. If any conflict is seen between this summary statement and the Plan itself, the Plan will govern all such conflicts.) The purpose of the Plan is to assist the Company in attracting, retaining and motivating executive officers and other key employees essential to the success of the Company through performance-related incentives linked to long-range performance goals. Performance goals under the Plan may be based on individual performance of the particular employee and/or include criteria such as absolute or relative increases in total shareholder return, revenues, sales, net income, or net worth of the Company, any of its subsidiaries, divisions, business units or other areas of the Company, all as the Board may determine. The Board believes that the Plan is necessary in order for the Company to attract and retain qualified executive officers capable of directing the Company through an ever-changing and increasingly competitive business environment, and that the Plan will more closely align Executive Officer incentives and total compensation with the economic interests of the Shareholders.

  The Board also believes that the Plan is essential for the Company to maintain for its key employees an appropriate and competitive balance of base salaries, annual incentives and long-term incentives.

  The Plan provides for discretionary awards ("Awards") of nonqualified stock options. All Awards will be made in, or based on the value of, the Company's Common Stock at the date of award grant.

  The Plan will be administered by the Board of Directors. The selection of key employees who are to receive Awards under the Plan, as well as all terms, conditions, performance criteria and restrictions applicable to each Award will be determined by the Board in its discretion.

  The maximum number of shares of Common Stock for which Awards may be granted under the Plan is 2,000,000 subject to adjustment in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other similar event. Shares subject to previously canceled, lapsed or forfeited Awards may be reissued under the Plan. The shares to be issued under the Plan may consist of authorized but unissued shares or shares purchased in the open market.

 Regular, full-time employees of the Company and its subsidiaries or affiliates who are designated by the Board will be eligible to participate in, and receive Awards under, the Plan. All of the executive officers of the Company will be eligible to participate in the Plan, and it is intended that all of them will participate.

  Stock Options. The number of shares and other terms of each grant will be determined by the Board. The price payable upon exercise of an option may not be less than 100% of the fair market value of the Common Stock at the time of the grant, and may be paid in cash or with shares of Common Stock. Under the terms of the Plan, options may not be exercised until at least six months after they are granted, except in the case of the death or disability of the participant or a change in control of the Company. Options may remain outstanding for no more than ten years. During the lifetime of the employee receiving the Option (the "Optionee"), the Option may be exercisable only by the Optionee and shall not be assignable or transferrable. Each Option will become exercisable in such installments, at such time or times, and is subject to such conditions, as the Board, in its discretion, may determine at or before the time the Option is granted. The Board may provide for the accelerated exercisability of an Option in the event of the death, disability or retirement of the Optionee and may provide for expiration of the Option prior to the end of its term in the event of the termination of the Optionee's employment.

  In the event of a change in control of the Company, all outstanding stock options shall immediately become fully vested, and all restrictions on all outstanding Awards shall be deemed to have been fully satisfied, unless the transaction or event constituting the change in control was approved in advance by a majority of the Company's Board of Directors. Under the terms of the Plan, a change in control shall be deemed to have occurred if: (i) any person becomes the beneficial owner of 20% excluding those shares acquired by Enron Capital & Trade Resources Corp. per negotiations with the Company's Board of Directors or more of the Company's voting securities; (ii) the Company is involved in a merger, acquisition or similar transaction pursuant to which the Company's directors immediately before the transaction ceases to constitute a majority of the Company's directors after the transaction; or (iii) the Company is involved in a transaction pursuant to which it is not the surviving corporation, its Common Stock is exchanged for, or converted into securities of another entity, it becomes a subsidiary of another entity, or 50% or more of its assets or business is sold to another entity.

  The Plan may be amended, modified, suspended or terminated by the Board of Directors at any time. No amendment shall be effective prior to approval of the shareholders to the extent such approval is necessary to comply with any legal requirement, including the requirement for the performance based compensation exception under Internal Revenue Code Section 162(m). If not earlier terminated, the Plan shall terminate on December 31, 2006.

Federal Income Tax Consequences

  The grant of an option under the Plan will not cause the recognition of ordinary income by the participant or entitle the Company to a compensation deduction for federal income tax purposes because, under existing Treasury regulations, such an option does not have a "readily ascertainable" fair market value. The exercise of an option which is not subject to any restrictions on the participant's ownership or disposition thereof will cause the recognition of taxable compensation income in an amount equal to the difference between the exercise price and the fair market value on the exercise date of the shares purchased by the participant. The Company will be able to take a corresponding tax deduction for compensation expense in an amount equal to the compensation recognized by the participant.

 If restrictions apply to the shares acquired upon exercise of an option, the time of recognition of taxable compensation income and the amount thereof, and the availability of a corresponding tax deduction to the Company, will be determined when such restrictions cease to apply.

  The Board of Directors has previously adopted the Plan, subject to shareholder approval at the 1997 Annual Meeting. The Board believes that the approval and adoption of the Plan will advance the interests of the Company and its shareholders by enabling the Company to attract and retain high caliber, motivated executive officers and other key employees by offering compensation incentives which provide such officers and employees with a sense of proprietorship through stock ownership.

Shareholder Approval; Effect of Non-Approval.

   Approval of the Plan requires that a majority of the shares present at the Annual Meeting vote in favor of the Plan at the Annual Meeting exceed the number of votes cast in opposition to the Plan. Approval of the Plan will not result directly in the grant of any Awards to Executive Officers, key employees of the Company. Shareholder approval will, however, allow the Company to use the plan as it was intended and approved by the Directors: as an incentive to excellent performance, even if the value of Awards may total in excess of $1,000,000 over time. If the Shareholders fail to approve the Plan in this vote, the Company will continue to use the Plan and will grant future Awards under it. The only result of Shareholder non-approval at this time is that the Company may be denied a tax deduction for compensation to an executive officer to the extent that compensation, including option exercises under the Plan, exceeds $1,000,000.

Certain Interests of Directors

 In considering the recommendation of the Board of Directors with respect to the Plan, Shareholders should be aware that the members of the Board of Directors have certain interests which may present them with conflicts of interest in connection with such proposal. All Directors would be eligible to participate in the Plan.

  The Board of Directors believes that the Plan is in the best interests of the Company and its Shareholders, and therefore, unanimously recommends a vote FOR the Plan. In considering the foregoing recommendation of the Board of Directors, Shareholders should be aware that the current members of the Board of

Directors own, in the aggregate, approximately 38.13% of the shares of the Company's issued and outstanding Common Stock, including option shares exercisable within 60 days of the Record
Date.

 The  Board of Directors Recommends a Vote FOR Approval of  the
 Crown Energy Equity-Based Long-Term Incentive Plan.

Item No. 4:  Approval of the Transfer of the Company's Oil  Sands
          Reserves and Related Technology to A Joint Venture with
          MCNIC Pipeline & Processing Company

General Background of the Joint Venture Proposal

  The Company has been actively seeking opportunities to develop and profit from its large holdings of oil sands at Asphalt Ridge in Eastern Utah, particularly as the revenue production abilities of the Company's other assets declines. As part of its ongoing efforts to finance the Asphalt Ridge project, the Company began discussions with representatives of MCN Energy Group, Inc., a large diversified energy holding company with approximately $4 billion in assets ("MCN"). These discussions produced an agreement in principle for MCN to provide financial and other resources to the Company to assist in the commercial exploitation of the Company's oil sands reserves.

 Further discussions produced a joint venture concept whereby the Company's Crown Asphalt subsidiary, the legal owner of the oil sands reserves and certain proprietary licenses to oil sands technology ("Crown"), would form a new limited liability company (the "Joint Venture") with MCN's MCNIC Pipeline & Processing Inc. subsidiary ("MCNIC"). The deal calls for Crown to contribute some cash equipment, the oil sands reserves, and the technology licenses to the new Joint Venture, and for MCNIC to contribute cash. In return both Crown and MCNIC would be equity members in the Joint Venture, with the relative percentage of their ownerships determined by the what each one ultimately puts into the Joint Venture and, to some extent, how the Joint Venture performs economically.

  The following summary describes the Joint Venture in more detail, focusing on its impact and potential for the Company. The Company believes that the Joint Venture offers significant potential economic benefits to the Company, including the opportunity for profitable exploitation of its oil sands reserves that are currently producing no revenue because the Company has insufficient funds to develop them. For these reasons, the Board of Directors has approved the Joint Venture unanimously, and recommends that the Shareholders also vote to approve the Joint Venture.

 Shareholders who disagree with the Joint Venture are entitled to perfect their Dissenters Rights under Utah law. See "RIGHTS OF
DISSENTING SHAREHOLDERS," below.

  Because the Joint Venture is only recently formed, with limited assets, it currently has no meaningful financial information to provide to the shareholders of the Company other than as set forth textually below. Detailed financial and other information concerning the Company's oil sands reserves and the recent financial results of the Company are contained in the Company's Annual Report to Shareholders and in the Company's most recent quarterly report on Form 10-Q, both of which accompany this Proxy Statement. Shareholders who do not receive an Annual Report and a Form 10-Q for the June 30, 1997 quarter should contact the Company and a set will be sent out to you. On September 2, 1997, the date preceding the public announcement of the transaction, the Company's shares traded on the NASD Electronic Bulletin Board at bid and ask prices of $.75-$.81.

The Recommendation of the Board of Directors

   The Board of Directors believes that the Joint Venture represents a significant positive event in the Company's development, and that the Joint Venture is a preferable course of action to its other alternatives because the Joint Venture provides the Company with the opportunity to develop its considerable oil sands reserves in coordination with a financially solid natural resource industry participant. The Joint Venture provides for MCNIC to contribute 75% of the costs of the Initial Plant and Crown to contribute all of its oil sands reserves, certain equipment and cash equal to the 25% of the total costs.

 The Board of Directors unanimously recommends that the Company's shareholders vote FOR the Joint Venture.

  The Joint Venture will complete up to $400,000 of detailed engineering and the Board has agreed to participate for its $100,000 (25%) share, but will wait for the Shareholder vote to proceed further with the Joint Venture. If the Shareholders do not approve the transfer of the oil sands reserves to the Joint Venture, the Company will not be obligated to reimburse MCNIC for its initial capital contribution of $300,000, but will have lost the Company's $100,000 contribution. (See below)

  In coming to its decision to recommend the Joint Venture to the Shareholders, the Board of Directors considered a number of factors, including without limitation, (i) MCNIC's financial resources and reputation in the natural resource industry; (ii) its other financing alternatives; and (iii) the terms and conditions of the Joint Venture agreement, including the required capital contributions from both Crown and MCNIC, the ability of Crown to participate meaningfully in the management of the Joint Venture. The Board of Directors did not assign relative weights to any specific factor in reaching its recommendation.

The Joint Venture

  Various written agreements create and govern the Joint Venture. These documents are not attached to this Proxy Statement because of their size and complexity. The Joint Venture's Operating Agreement will be filed with the Company's future public filings and will be available publicly at that time.

 Limited Liability Company Status

 The Joint Venture is a new Utah limited liability company called "Crown Asphalt Ridge, L.L.C.", and Crown and MCNIC are the members of the Joint Venture. Crown and MCNIC will be entitled to the protections and benefits afforded by the Utah Limited Liability Company Act (the "Act"). Under the Act, members of limited liability companies are afforded limited liability protection similar to that afforded to shareholders of a corporation in that the members' risk from the operation of the enterprise is limited to the loss of the member's investment without recourse to the members' other assets. Accordingly, except as described below in connection with the Company's

Guaranty of Crown's obligations, neither the Company nor Crown will face liability from the operation of the Joint Venture which exceeds the value of the oil sands properties and other capital contributions made to the Joint Venture.

 Sharing In Profits and Losses of the Joint Venture

  MCNIC and Crown will initially own shares of 75% and 25%, respectively, in the profits, losses and obligations of the Joint Venture. Once the first processing plant is built by the Joint Venture and the economic operations of the Joint Venture are successful to the extent of paying out profits to MCNIC equal to 115% of its investment in the Joint Venture, excluding tax benefits, Crown's interest in the Joint Venture will increase to 50%. Thereafter the Joint Venture may build other plants to further develop the oil sands reserves. These plants will require additional capital contributions from Crown and MCNIC, which are described in more detail below. Crown or the Company may participate up to 50% in additional facilities and there are provisions for the Company to retain an interest in these facilities after the recoupment of certain amounts in the event the Company does not participate in its costs of such additional facilities, asprovided in the "Back-In Option.

 Required Capital Contributions from Crown and MCNIC

  The Joint Venture will proceed in phases, in order to shepherd the risks and resources of the Members. Each phase calls for the Members to contribute new capital to move the Joint Venture through the next phase. The first phase is now underway, this phase calls for detailed engineering and verification of the oil sands reserves of the Company. Approval by the Shareholders of the Company for the transfer of the oil sands reserves and the other Company property to the Joint Venture is part of this first phase. MCNIC and Crown have already agreed to contributed capital to the Joint Venture to achieve the first phase of $300,000 and $100,000 respectively. This first phase is scheduled to be completed by November 1, 1997, subject to the Shareholders approval.

  Based on the results of the first phase, either Crown or MCNIC may choose to abandon the Joint Venture. If MCNIC elects not to proceed, Crown retains all of the oil sands reserves and its processing technology, but Crown may not recover its $100,000 initial contribution. If Crown elects not to proceed but MCNIC wishes to do so, Crown must contribute to the Joint Venture a sublicense of its License of proprietary oil sands extraction technology from Park Guymon Enterprises and the oil sands reserves, subject to Shareholder approval at the Annual Meeting, and also subject to Crown's the Back-In Option, defined below.

  Assuming Crown and MCNIC both elect to proceed with the construction of the first processing plant, Crown must contribute the following to the Joint Venture:

 1. Crown's rights as lessee under certain equipment leases on mining equipment with a fair market value of up to $3.5 million dollars (MCNIC has agreed that this contribution will be accepted in lieu of $3.5 million in cash);
 2. A sublicense of Crown's License of proprietary oil sands refining technology from Park Guymon Enterprises;

 3. The oil sands reserves. (These properties are initially valued for the first facility at $500,000); and

 4. An  amount  of  cash, if any, needed to bring  Crown  's  new capital contributions up to 25% capital to construct the Initial Plant, giving full credit to the $3.5 million of equipment leases and the $500,000 of property rights in 1 and 3 above.

 MCNIC will fund 75% of the amounts required by the Joint Venture to construct the Initial Plant and to operate the Joint Venture. It is presently estimated that the first Plant (the "Initial Plant") will cost $15 million to construct, but the foregoing number may be modified during the conducting of detailed engineering.

  Both Members may make such additional contributions as may be required or agreed in the course of building the Initial Plant.

 Penalties for Failure to Contribute Capital as Required

  In the event either Crown or MCNIC (the "Delinquent Member") fails to contribute as required, the Joint Venture or the other Member (the "Non-Defaulting Member") may exercise several specified remedies provided that under no circumstances may the Delinquent Member be liable for more than the obligation owed. The remedies which may be exercised by the Non-Defaulting Member include, (i) legal action to collect the payment to the Joint Venture by the Delinquent Member, together with interest thereon; and (ii) the election by Non-Defaulting Member to advance the Delinquent Member's contribution to the Joint Venture and designate whether such advance is to be treated as a Capital Contribution by the Non-Defaulting Member or as a loan repayable on demand. In the event that the Non-Defaulting Member elects to treat its advance as a Capital Contribution to the Joint Venture, the Delinquent Member's interest in the Joint Venture will be reduced by the percentage which the unpaid contribution bears to the total Capital Contributions of all of the Members, including the contribution made by the Non-Defaulting Member.

 In order to secure any loan made by the Non-Defaulting Member to the Delinquent Member, the Delinquent Member will also be required to grant to the Joint Venture and to the Non-Defaulting Member a security interest in the Delinquent Member's interests in the Joint Venture.

 Conditions Precedent to the Requirements to Contribute Capital to the Joint Venture; Representations and Warranties

  MCNIC and Crown have made representations, warranties and covenants to each other in the Joint Venture agreements, and these have been reviewed and approved by the management and legal counsel of both Members. The obligations of both Members to contribute capital to the Joint Venture are subject to the satisfaction of certain conditions precedent, including the prior performance of required acts by the other party, the truthfulness of the representations and warranties made by the Members to each other in the Joint Venture agreements, and the ongoing legal and practical ability of the Joint Venture to perform as intended by the Members.

 Once certain time periods have passed and/or certain events have occurred, the failure to make required capital contributions by a Member may have different consequences.

 Subsequent Plants

  Under the Joint Venture Operating Agreement, the Members may construct up to two subsequent plants (the "Subsequent Plants"), similar to the Initial Plant if the economics of the Joint Venture's oil sands processing business so permit. In summary, a Subsequent Plant may be constructed if certain economic returns (approximately 18% on 50% of its Capital Contributions to the Joint Venture or any Successor Joint Venture during any 12 month period) have been experienced by MCNIC from the first processing plant and if the Members believe or are independently advised that a sufficient market exists to allow for the operation of the Subsequent Plant without damaging the competitive position or returns of the earlier already built plants. The agreement of MCNIC and Crown is that any Subsequent Plant will be held and operated by a separate legal entity (a "Successor Joint Venture") formed by the Members with similar provisions as the Joint Venture entity described above. Crown may elect to participate in either of the Subsequent Plants and may obtain, at its option, between 10% and 50% of the interests in the newly formed entity. A portion of Crown's obligations to contribute to the Successor Joint Venture may be satisfied through the value of the contributed properties which Crown may be credited with, as described below.

  Following the determination by both Members or one Member to proceed with the construction of a Subsequent Plant, the Joint Venture will convey to the Successor Joint Venture sufficient oil sands reserves or other property and water rights to enable it to sustain operations in accordance with the applicable projections and market study. If, during the twelve months prior to the sale of products from the first Subsequent Plant, MCNIC has realized a return of approximately 30% on 50% of its Capital Contributions to the Joint Venture, Crown will be credited with a value for these reserves and properties equal to $.10 per barrel for the products estimated to be produced from the plant over a 20 year period.

 If Crown elects not to proceed with any Subsequent Plant, and to not make the needed capital contributions to build and operate the Subsequent Plant, Crown will have a reduced interest in the Subsequent Plant (but will still be credited with an interest equal to the value of the contributed properties if the requisite return is achieved), subject to an escalation under the Back-In Option.

  Whether or not Crown elects to proceed with either Subsequent Plant, if the Subsequent Plants reach certain levels of economic success (approximately 115% of its investment without giving effect to any tax benefits), Crown will receive an increased interest of 10% in the Subsequent Plant as a result of its oil sands properties and technology being used by the Subsequent Plant(s).

Management of the Joint Venture; Major Decisions

  The Joint Venture is governed by a Management Committee consisting of five Managers. Initially, MCNIC is entitled to appoint four Managers and Crown, one Manager. MCNIC's Manager appointees have yet to be named. Crown's Manager appointee is Mr. Jay Mealey, the Company's President. A Chairman of the
Management Committee is elected by a majority vote of the Managers. Managers may be removed or replaced from time to time by the Member which appointed them.

  When the first plant is completed both Crown and MCNIC will be entitled to appoint one Manager for each 20% of Joint Venture interest held by that Member (rounded to the nearest 20% level), provided, that MCNIC and Crown shall each be entitled to at least one Manager at all times that they are Members of the Joint Venture. The size of the Management Committee may be increased to six Managers if the foregoing calculation requires it.

 In carrying out their duties, each Manager is required to manage the Joint Venture in a good faith manner and with such care as an ordinarily prudent person in a like position would exercise under similar circumstances. The Managers shall not be liable to the Joint Venture or to any Member for their good faith actions or failures to act or for any errors of judgment or for any acts or omissions believed in good faith to be within the scope of their authority. Further, subject to the limitations of the Act, the Joint Venture will indemnify and hold harmless each of the Managers and any of the Joint Venture's officers, as described below, from and against any third party claims arising as a result of any good faith act or omission of any such Manager or officer. The Joint Venture's obligation to indemnify the foregoing persons, however, is limited to the extent of the net assets of the Joint Venture.

  The Managers may designate one or more persons to act as officers of the Joint Venture. Such officers may bear the titles and responsibilities typically associated with a business corporation formed under the Utah Revised Business Corporation Act, such as "President" or "Managing Director", etc. The Managers shall serve without receiving any fee or salary from the Joint Venture, but shall be entitled to reimbursement by the Joint Venture for any reasonable out-of-pocket costs incurred on the Joint Venture's behalf.

  Management decisions shall generally be made through a majority vote of the Managers. However, the certain "Major Decisions" such as: (i) the approval of the detailed engineering for the first plant; (ii) the approval of, or substantial amendment to, the annual operating plan (the "Annual Operating Plan"); and
(iii) calls for additional Capital Contributions (except for calls contemplated by the EPC Contract and those required to maintain the Joint Venture in emergencies); most distributions to the Members, require unanimous approval of the Managers.

  The Joint Venture's operations shall be conducted each year pursuant to an Annual Operating Plan. The Annual Operating Plan shall address all aspects of the Joint Venture's operations for the coming year, including budgeting for operations, the mining of oil sands products and the marketing of those products. In the event the Management Committee is unable to unanimously approve an Annual Operating Plan for any given calendar year, a majority of the Managers shall have the authority to continue to maintain the Joint Venture's operations at levels comparable to those approved under the last Annual Operating Plan.

 Additional  Opportunities Within the Project Area  and  Area  of
 Mutual Interest

  The Joint Venture may elect to pursue Additional Opportunities in its Project Area which are brought to its attention by one of its Members. Should the Joint Venture elect to pursue such an Additional Opportunity, it may do so either through the Joint Venture entity or by forming a new company containing terms and provisions substantially similar to those of the Joint Venture. In the event that the Joint Venture does proceed with any Additional Opportunity, Crown shall have the right, but not the obligation, to obtain an equity interest in each such Additional Opportunity of no less than 10% and no greater than 50% (with

MCNIC obtaining the remaining interest). If the Management Committee determines not to proceed with the Additional Opportunity, any Member of the Joint Venture may then do so alone, subject to the Back-In Option, discussed below, of the nonparticipating Member.

  If  either  Member  desires to develop any  interests  in  real property, fixtures or improvements within the State of Utah relating to the processing of oil sands, bitumen, asphaltum or other minerals or mineral resources into asphalt, performance grade asphalt, synthetic crude oil, diesel fuel, or any other product produced using the intellectual property covered by the Crown Sublicense or any derivation thereof (an "AMI Opportunity"), the AMI Opportunity must first be offered to the Joint Venture. Crown or the Company, shall then have the option, but not the obligation, of acquiring (i) up to a 50% equity interest if the AMI Opportunity relates to, or is designed for, the production and sale of asphalt or performance grade asphalt; or, (ii) up to a 66b% equity interest if the AMI Opportunity relates to the production of synthetic crude oil, diesel fuel or any other similar products.

  If the Joint Venture elects not to proceed with the AMI Opportunity, the Member who brought the opportunity to the Joint Venture may proceed alone and the nonparticipating Member shall have no further interest in the activity covered by such opportunity. Except as limited in the discussion above, each Member of the Joint Venture shall have the right to independently engage in any business activities except that MCNIC shall not be entitled to use Crown's technology provided to the Joint Venture in connection with such activities.

 The Back-In Option

  The  Back-in  Option  is  a means by  which  the  Member  which initially  elects not to participate in a plant may  subsequently
participate  at a later date upon favorable terms.   The  Back-in
Option shall apply if:

 (i)Crown  elects not to proceed with construction of the Initial
     Plant  following the completion of the Detailed  Engineering
     (and MCNIC elects to proceed);

 (ii)either Member elects not to participate in the construction of a Subsequent Plant; or

 (iii)  either  Member elects not to participate in an Additional
     Opportunity.

In the case of Crown's election not to participate in the Initial Plant, Crown shall be entitled to receive a 50% interest in such Plant following MCNIC's achievement of a 200% payout, as defined below. In the case of any Subsequent Plants or Additional Opportunity, Crown shall be entitled to a 60% interest in the particular plant or opportunity if it is the non-participating Member, and MCNIC shall be entitled to a 40% interest if it is the non-participating Member, after the participating Member has achieved a 200% payout of the costs of the respective facility.

 Distributions; Allocations of Profits and Losses

  The Management Committee shall cause the Joint Venture to distribute Available Cash, as defined within the Operating Agreement, to the Members quarterly, within 30 days following the end of each quarter. Distributions will be made in connection with the respective capital account balances after taking into account all allocations for profits and losses. Except as expressly stated within the Operating Agreement, allocations for profits and losses shall be made to the Members in accordance with their respective interests in the Joint Venture.

 Restrictions on Transfers of Interests; "Tag Along Rights"

  Additional Members may not be admitted to the Joint Venture without the prior written consent of all Members. In addition, in the event that a Member (the "Soliciting Member") proposes to sell or otherwise dispose of all or any part of its membership interest in the Joint Venture, it must first notify the other Member (the "Notified Member"), of such intent. The Notified Member shall then have the option to present the Soliciting
Member with an offer to purchase its interest. The Soliciting Member shall, in turn, have the option of accepting the Notified Member's offer or of selling its interest to a third party for a higher price.

  Following the receipt by a Member of an offer to purchase its interest in the Joint Venture from a third party, the remaining Member may require the third party purchaser to also purchase a proportionate share of its interests on identical terms. If Crown is the non-transferring Member, the notice pursuant to which the "Tag Along Rights" are triggered must also expressly indicate whether the third party intends to remove Crown as the Joint Venture operator under the Management Agreement, described below.

 Dissolution and Termination

 The Joint Venture may be dissolved upon:

 (i)the consent in writing of all Members,

 (ii)the election by any nondefaulting Member following written notice to the Joint Venture that the other Member is in default of any material obligation under the Agreement and the failure of such default to be cured (or efforts to cure commenced) within 90 days;

 (iii) the sale of all, or substantially all, of the assets of the Joint Venture,

 (iv)the occurrence of an event under the Act that causes the dissolution of a limited liability company;
 (v)unless the Members unanimously agree otherwise, the failure of the Joint Venture to commence construction of the first processing plant by January 1, 1999; or

 (vi)if   after   commencement  of  construction  of  the   first
     processing plant, MCNIC has the right to, and does, withhold
     Capital Contributions necessary to complete construction of the Initial Plant for a period of 24 months.

  Upon dissolution, the Management Committee shall appoint one or more liquidators to wind up the affairs of the Joint Venture. If the Joint Venture is dissolved at any time prior to commencement of the construction of the Initial Plant, the oil sands reserves and the technology will revert 100% back to Crown. Should the Joint Venture be dissolved at any time after commencement of the

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construction  of the Initial Plant, the liquidator of  the  Joint
Venture shall not have the right to sell the oil sands reserves or the technology as part of the winding up process, but rather such reserves and technology shall be distributed to Crown to the
extent  of  Crown's adjusted capital account  balance.   Any  oil
sands reserves which remain following the foregoing distribution to Crown may be distributed in kind to MCNIC.

  During the five year period following the above distribution of oil sands reserves in kind, either Member may only develop the reserves its received from the Joint Venture after giving the other Member the opportunity to participate in such development in the same manner and on the same terms as such Member would have been entitled to participate if such development were an AMI Opportunity (see above).

 Indemnification

 Crown will indemnify MCNIC and the Joint Venture against (i) any claims, demands, causes of action, losses or damages incurred with respect to the oil sands reserves which accrued prior to the time Crown contributed the reserves to the Joint Venture; (ii) any violation or breach of applicable environmental laws by the Company or by Crown or their respective predecessors in title; or
(iii) any breach of any representation, warranty or covenant by Crown. The sole remedy of MCNIC for any claim relating to the loss of title to any portion of the reserves shall be Crown's obligation to contribute to the Joint Venture the amount of such loss or damage incurred up to $500,000 in the aggregate.

  MCNIC is also required to indemnify Crown, the Company and the Joint Venture against any losses from any claims, demands, causes of action, losses, damages, liabilities, costs and expenses incurred by any of the foregoing parties which result from a breach by MCNIC of any warranty, agreement or covenant.

 The Guaranty

  MCNIC has required and the Company has agreed that the Company will guarantee, for a period of two years, the obligations of Crown under the Joint Venture agreements.

 Management Agreement

  Pursuant to a "Management Agreement", Crown will act as the "Operator" of the first processing plant upon commencement of operations. Under the Management Agreement, Crown will act as an independent contractor to the Joint Venture and will (i) manage, supervise and conduct the operations of the Joint Venture; (ii) carry out the terms of the Annual Operating Plan adopted and approved by the Management Committee of the Joint Venture; (iii) implement the decisions made and instructions given from time to time by the Management Committee. As compensation for the services rendered under the Management Agreement, Crown will receive (i) a monthly fee of $3,000; (ii) the payment of all out-of-pocket expenses incurred through the performance of its duties; (iii) the payment of the reasonable salaries, wages, overtime and other similar compensation paid to employees who are employed full time in connection with the operations of the Joint Venture; and (iv) a monthly home office overhead charge of $10,000.

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  During  the  first two years, Crown may be removed as  Operator only for "good cause" as defined within the Management Agreement. After this initial term, the agreement will automatically renew for unlimited succeeding one year terms unless either party indicates its desire to not renew within 90 days of the expiration of the term. Also following the expiration of the initial term, the Joint Venture may challenge Crown's status as Operator on economic grounds by serving written notice to Crown that it believes that the operations of the Plant may be conducted more efficiently and cheaply and that it is willing to become the Operator (or has a bona fide commitment from a third party to do so) on a reduced charge basis. Following the receipt of the economic challenge, Crown will have 30 days to notify the Joint Venture that it elects to (i) allow the Joint Venture, or its designee, to become the Operator under the proposed terms, or
(ii) continue as the Operator under the proposed terms.

Tax Effects of Contributing the Oil Sands Reserves and Technology to the Joint Venture

  Because the contribution of the oil sands reserves and the technology to the Joint Venture will constitute a tax free transaction by the Company, the Shareholders will not suffer an adverse tax affect as a result.

            RIGHTS OF DISSENTING SHAREHOLDERS
Requirements of Utah Law.

 Under Utah law, a Shareholder who has perfected dissenter's rights with respect to the MCNIC Joint Venture will be entitled to receive in cash the fair value of his shares of the Company's Common Stock, if and when the Company contributes its property to the MCNIC Joint Venture, as described above. To perfect dissenter's rights, a Shareholder must comply with the requirements included in Part 13 of Chapter 10a of Title 16 of the Utah Code.

 The following is a summary of steps that Shareholders must take for effective exercise of dissenters' rights. This summary is qualified in its entirety by reference to the provisions of Utah law creating and governing dissenters' rights, a copy of which is included as Appendix "B" to this Proxy Statement. Any Shareholder contemplating the exercise of dissenters' rights is urged to review Appendix "B" carefully.

  1. Action At or Prior to Special Meetings. A Shareholder wishing to assert dissenters' rights must NOT vote in favor of the MCNIC Joint Venture, and the Shareholder must send or deliver a notice of dissent to the Company prior to or at the Annual Meeting, but before the vote on the MCNIC Joint Venture is taken.

  2. Shareholder Status. To claim dissenters' rights, a Shareholders must have been a shareholder of the Company on the Record Date.

  3. Information and Payment to Be Submitted By the Company. Within 10 days after the vote on the MCNIC Joint Venture, the Company must notify all Shareholders who informed the Company prior to the vote that they would claim dissenters' rights of the results of the vote and with respect to the process to be followed for redeeming the dissenting Shareholders' shares for cash as provided in the Utah Code. The Company will provide financial information and its calculation of the fair market value of the Company's shares, along with a check for the same amount, as part of the information required to be provided to dissenting shareholders.

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  4.  Acceptance of Payment For Shares.  Any Shareholder who
accepts the Company's calculation and offer of fair value for his shares in the Company will be deemed to have settled with the Company unless within 60 days of receiving the Company's offer, the dissenting Shareholder commences an action in Third District Court in Salt Lake City to dispute the Company's valuation of the dissenting shares.

      If a dissenting Shareholder votes against the transfer of oil sands reserves and related technology to the MCNIC Joint Venture but otherwise fails to perfect a dissent, or who notifies the Company of his intent to dissent, but then votes in favor of the transfer to the MCNIC Joint Venture shall have effectively lost his or her right to appraisal of and payment for the fair value of his or her shares, and such dissenting Shareholder shall be treated identically to a nondissenting Shareholder.

  ANY SHAREHOLDER CONTEMPLATING THE EXERCISE OF DISSENTERS'
  RIGHTS WITH RESPECT TO HIS OR HER SHARES IS URGED TO REVIEW
  CAREFULLY THE PROVISIONS OF APPENDIX "B" INASMUCH AS
  DISSENTERS' RIGHTS MAY BE LOST IF THE REQUIREMENTS OF UTAH
  LAW ARE NOT FULLY AND PRECISELY SATISFIED.

Tax Consequences to Dissenting Shareholders.

   The redemption of a dissenting Shareholder's shares in the Company by the Company pursuant to Utah law, as described above, is equivalent to a sale of such shares under Federal and State income tax laws. The cash received from the Company will be taxable as a capital gain to the extent the value received from the Company is in excess of the dissenting Shareholder's basis in his shares. Whether the gain will be taxed as long term capital gains or short term capital gains will depend on how long the dissenting shareholder has held his shares.

  Dissenting shareholders should consult their own tax advisor(s) for a full understanding the tax effects on them from and exercise of dissenters rights in connection with the MCNIC Joint
Venture.
                        SHAREHOLDER PROPOSALS

  Any proposals that shareholders of the Company desire to have presented at the Company's 1998 Annual Meeting of Shareholders must be received by the Company, at its principal office, no later than April 15, 1998, or within a reasonable period of time prior to the solicitation of proxies for such meeting. All such proposals should be transmitted to the Company by Certified United States Mail, with return receipt requested.

          COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file certain reports regarding ownership of and transactions in the Company's securities with the Securities and Exchange Commission (the "SEC"). Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

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

       Based solely on its review of copies of such forms or "no filings required" letters received by it, the Company believes that during the fiscal year ended December 31, 1996, all of its officers, directors and ten percent shareholders complied with all applicable requirements of Section 16(a).
                            OTHER MATTERS

  The Company knows of no other matters that will be presented at the 1997 Annual Meeting of Shareholders. If any other matter properly comes before the Meeting, it is the intention of the persons named as proxies on the Proxy Cards to vote all common shares represented by such Proxy Cards in accordance with the directions of the present Board of Directors.

                         By Order of the Board of Directors

                          /S/Richard S. Rawdin

                         Richard S. Rawdin
                         Secretary





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